                                                                    EXHIBIT 10.3



                            SHAREHOLDERS AGREEMENT


     AGREEMENT, made as of the 19th day of March, 1997, by and among Logical Design Solutions, Inc., a New Jersey corporation (the "Company"), Mary Kay Brooks, Darren Bryden (individually, a "Management Shareholder" and collectively, the "Management Shareholders"), and Summit Ventures IV, L.P. "Summit Investors III, L.P. and Paul F. Lozier (individually an "Investor" and collectively, the "Investors" and, together with the Management Shareholders, the "Shareholders").

     WHEREAS, the Investors are acquiring 9% Senior Subordinated Debentures and Warrants (the "Warrants") to purchase an aggregate of 215,000 shares of common stock, no par value per share, of the Company (the "Common Stock"), pursuant to the terms of a 9% Senior Subordinated Debenture and Warrant Purchase Agreement dated as of the date hereof among the Company, the Investors and certain shareholders of the Company (the "Purchase Agreement");

     WHEREAS, it is a condition to the obligations of the parties under the Purchase Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof.

     NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and the parties' desire to provide for continuity of ownership of the Company to further the interests of the Company and its present and future shareholders, the parties hereby agree with each other as follows:

     1. Definition of Shares. As used in this Agreement, "Shares" shall mean and
        --------------------
include all shares of the Common Stock and other equity securities of the Company now owned or hereafter acquired by a Shareholder, including, without limitation, the shares of Common Stock issuable upon exercise of the Warrants. Other terms used as defined terms herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     2. Prohibited Transfers. No Management Shareholder shall sell, assign,
        --------------------
transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his or her Shares except in compliance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, (a) a Management Shareholder may transfer without the necessity of prior approval all or any of his or her Shares by way of gift to his or her spouse, to any of his or her lineal descendants or ancestors, or to any trust for the benefit of any one or more of the Shareholder, his or her spouse, or his or her lineal descendants or ancestors, and (b) a Shareholder may transfer all or any of his or her Shares by will or the laws of descent and distribution; provided that any such transferee under clause (a) or (b) of this Section 2 (referred to herein as "Permitted Transferees") shall agree in writing with the Company and the other Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Management Shareholder transferring such Shares.

     3.  Right of First Refusal on Dispositions.
         --------------------------------------
          (a) If at any time a Management Shareholder (a "Selling Management Shareholder") desires to sell or otherwise transfer all or any part of his or her Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), the Selling Management Shareholder shall submit a written offer (the "Offer") by delivering the Offer to the Company and the non-selling Shareholders (the "Other Shareholders") to sell such Shares (the "Offered Shares") to the Company and the Other Shareholders on terms and conditions, including price, not less favorable than those on which the Selling Management Shareholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Management Shareholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state (i) that the Company and the Other Shareholders may acquire, in accordance with the provisions of this Agreement, any of the Offered Shares for the price and upon the other terms and conditions set forth therein and (ii), if all such Offered Shares are not purchased by the Company and the Other Shareholders, the Other Shareholders who have not purchased any such Offered Shares pursuant to this Section 3 may exercise their rights provided pursuant to Section 4 hereof.

          (b) The Company shall have the first right to purchase the Offered Shares. If the Company desires to purchase all or any part of the Offered Shares, it shall communicate in writing its election to purchase any of the Offered Shares to the Selling Management Shareholder and the Other Shareholders, which communication shall state the number of Offered Shares that the Company desires to purchase and the number of Offered Shares, if any, remaining for purchase by the Other Shareholders pursuant to Section (c) below, and shall be given within 20 days of the date the Offer was made.

          (c) If the Company does not elect to purchase all of the Offered Shares within the time period specified above, each Other Shareholder shall have the right to purchase that number of remaining Offered Shares as shall be equal to the number of such remaining Offered Shares multiplied by a percentage equal to two times the percentage of Shares (calculated on a fully diluted basis) owned by such Other Shareholder (or issuable to such Other Shareholder upon exercise of Warrants owned by such Other Shareholder). The percentage of Shares owned on a fully diluted basis by any Other Shareholder shall be calculated as if all options and Warrants which are then exercisable have been exercised in full. The amount of such Offered Shares that each Other Shareholder is entitled to purchase under this Section 3(c) shall be referred to as its "Pro Rata Fraction."

          (d) Those Other Shareholders who desire to purchase all or any part of the remaining Offered Shares shall communicate in writing their election to purchase to the Selling Management Shareholder, which communication shall state the number of remaining Offered Shares said Other Shareholders desire to purchase and shall be provided to the Selling Management Shareholder within 30 days of the date the Offer was made. Such communication, together with the communication of the Company specified above, shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of such Offered Shares to be sold to the Company, the Other Shareholders pursuant to this Section 3 shall be made at the offices of the Company within 60 days following the date the Offer was made.

          (e) To the extent the Company and the Other Shareholders do not purchase all the Offered Shares, then all, but not fewer than all, of the remaining Offered Shares may be sold by the Selling Management Shareholder at any time within 120 days after the date the Offer was made, subject to the provisions of Section 4. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Offered Shares are not sold within such 120-day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 3, and may not be transferred except in compliance with the provisions of this Section
3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the purchaser of such Offered Shares shall execute a counterpart of this Agreement as a precondition of the purchase of such Offered Shares and any Offered Shares sold to such purchaser shall continue to be subject to the provisions of this Agreement.

          (f) In the event a Management Shareholder is required to transfer Shares pursuant to a court order, decree or judgment, or pursuant to a settlement of a court proceeding such transfer shall be deemed to be a sale for purposes of this Section 3, and shall entitle the Company and the Other Shareholders to exercise their right of first refusal with respect to such transfer. In any event, the Management Shareholder who is required to make such transfer shall provide an Offer as herein provided. The price at which the Shares may be purchased pursuant to such Offer shall be the price as set by the court which issued such order, decree or judgment, or the price as set by the parties to such settlement. If a price is not determined by such court, or by the parties to such settlement, then the price shall be determined pursuant to an appraisal conducted in accordance with the provisions of Section 2 of the Redemption Agreement, with one appraiser chosen by the Management Shareholder who is making such transfer, and the other appraiser chosen by the Company.

   4.  Right of Participation in Sales.
       -------------------------------
          (a) If at any time following compliance with the provisions of Section 3 (if applicable), any Selling Management Shareholder desires to transfer all or any part of the Shares owned by him or it to any third party (not including the Company), then each Other Shareholder (other than those who have elected to purchase Shares pursuant to Section 3) shall have the right to sell to the third party, as a condition to such sale by the Selling Management Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Management Shareholder, a pro rata portion of the amount of
                                              --- ----
Shares proposed to be sold to the third party; provided, however, that such
                                               --------  -------
right shall not apply to any sale or transfer by a Management Shareholder to the Company. The "pro rata portion" of Shares which the Other Shareholder shall be
              --- ----
entitled to sell to the third party shall be that number of Shares as shall equal the number of Shares proposed to be sold to the third party multiplied by a fraction, the numerator of which is the aggregate of all shares of Common Stock which are then held by the Other Shareholder wishing to participate in the sale or issuable upon exercise of Warrants held by such Other Shareholder, and the denominator of which is the aggregate of all shares of Common Stock which are then held by all Other Shareholders wishing to participate in any sale under this Section 4 or issuable upon exercise of Warrants held by such Other Shareholders, including the Selling Management Shareholder.

          (b) If the Selling Management Shareholder wishes to make a sale to a third party which is subject to this Section 4, the Selling Management Shareholder shall, after complying with the provisions of Section 3, give to each Other Shareholder notice of such proposed sale, and stating that all Shares were not purchased pursuant to the Offer as discussed in Section 3. Such notice shall be given at least 20 days prior to the date of the proposed sale to the third party. Each Other Shareholder wishing to so participate in any sale under this Section 4 shall notify the selling Management Shareholder in writing of such intention within 15 days after such Other Shareholder's receipt of the notice described in the preceding sentence.

          (c) The Selling Management Shareholder and each participating Other Shareholder shall sell to the third party all, or at the option of the third party, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the third party than those in the notice provided by the Selling Management Shareholder under subparagraph (b) above; provided, however, that any purchase
                                          --------  -------
of less than all of such Shares by the third party shall be made from the Selling Management Shareholder and each participating Other Shareholder pro rata
                                                                        --- ----
based upon the relative number of the Shares that the Selling Management Shareholder and each participating Other Shareholder is otherwise entitled to sell pursuant to Section 4(a).

          (d) If any Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the purchaser of such Shares shall execute a counterpart of this Agreement as a precondition to the purchase of such Shares and such Shares shall continue to be subject to the provisions of this Agreement
 .

   5.  Election of Directors.
        ---------------------
          (a) During the term of this Agreement, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders of the Company called for the purpose of electing directors of the Company, and at any time at which shareholders of the Company shall have the right to, or shall, vote for directors of the Company, then, and in each event, the Shareholders shall vote all Shares owned by them for the election of a Board of Directors consisting of not more than seven directors, designated in the manner designated below (subject to adjustment in accordance with the provisions of subparagraph
(b) of this Section 5):

                (i) two directors shall be designated by Summit Ventures IV, L.P. (so long as it and its affiliates shall own or have the right to acquire at least 33 1/3% of the Shares which it owns or has the right to acquire on the date hereof), one of which designees shall initially be Kevin P. Mohan, with the second such designee to be named by Summit Ventures IV, L.P. at such time as it deems appropriate;

                (ii) one director shall be Mary Kay Brooks, (so long as she and her permitted transferees described in Section 2 shall continue to hold at least 33 1/3% of the shares of Common Stock owned by her on the date hereof), who shall serve as chair; and

                (iii) four directors shall be designated by holders of a majority of the shares of Common Stock outstanding on a fully diluted basis.

          (b) Notwithstanding the provisions of subparagraph (a) of this Section 5, if there shall occur an Event of Default under the Purchase Agreement, then upon the date of occurrence of such Event of Default, and upon the first day of each successive two fiscal quarter period following the occurrence of such Event of Default (commencing with the first day of the second full fiscal quarter after such Event of Default), the number of Directors designated by Summit Ventures IV, L.P., designated pursuant to Section 5(a)(i) shall be increased by one additional Director, and the total number of Directors set forth in Section 5(a) shall be increased accordingly. Once the number of Directors designated pursuant to Section 5(a)(i) and the size of the Board of Directors have been increased pursuant to this Section 5(b), they shall not thereafter be reduced upon waiver of such Event of Default; provided, however, that with respect to any Event of Default resulting from a breach of Section 4.10 of the Purchase Agreement, if subsequent to such Event of Default the Company achieves Consolidated Net Income Before Taxes of at least $ 1.00 during any twelve (12 month) period commencing with the last day of the second fiscal quarter ending subsequent to the occurrence of such Event of Default, then on one occasion such Event of Default shall be considered cured and the number of Directors which can be designated by Summit Ventures IV, L.P. shall be reduced (and such additional designated Director or Directors shall resign) to the original number set forth in Section 5(a) hereof.

   6. Insurance. The Company shall at all times maintain for the benefit of its
      ---------
officers and directors liability insurance in scope and amount, and from an insurer, reasonably acceptable to the Investors; provided, however, that the Company shall not be obligated to maintain such insurance if in the good faith judgment of its Board of Directors such insurance is not available at a reasonable cost.

   7. Compensation Committee. There shall be established at all times during the
      ----------------------
term of this Agreement a Compensation Committee of the Board of Directors (the "Compensation Committee"), one member of which shall be such one of the directors designated pursuant to Section 5(a)(i) as shall be specified by Summit Ventures IV, L.P. The Compensation Committee will determine the compensation of all senior employees and consultants of the Company (including salary, bonus, equity participation and benefits) consistent with compensation of companies similar to the Company; provided that no member of the Compensation Committee may vote on his or her own compensation. The compensation of senior employees and consultants shall be reviewed by the Compensation Committee on an annual basis, and the decision by a majority of the members of the Compensation Committee will control the Committee's actions. Within thirty (30) days after the date hereof the Compensation Committee shall adopt a statement of policy concerning compensation of senior employees, which statement shall be reasonably acceptable to a majority of the committee members, including the director designated pursuant to Section 5(a)(i). Any decision of the Committee involving the grant of options (including the pricing and other terms thereof, and prior to the adoption of the statement of policy referenced in the preceding sentence, any increase in compensation paid to a member of senior management, such majority must include a director designated pursuant to Section 5(a)(i);

   8. Term. This Agreement shall terminate on the earlier to occur of (a)
      ----
immediately prior to consummation of the first Qualified Public Offering, (b) the tenth anniversary of the date of this Agreement or (c) all Warrants have been redeemed by the Company pursuant to Paragraph 1 of the Redemption Agreement.

   9. Preemptive Rights.  (a) The Company hereby grants to each Investor so long
      -----------------
as it shall own, of record or beneficially, or have the right to acquire from the Company, any shares of Common Stock, the right to purchase all or part of its pro rata share of New Securities (as defined in subparagraph (b)) which the Company, from time to time, proposes to sell and issue. A Shareholder's pro rata share, for purposes of this preemptive right, is the ratio of the number of shares of Common Stock which such Shareholder owns or has the right to acquire from the Company to the total number of shares of Common Stock then outstanding (giving effect to the exercise of all Warrants then outstanding). The Shareholders shall have a right of over-allotment pursuant to this Section 9 such that to the extent a Shareholder does not exercise its preemptive right in full hereunder, such additional shares of New Securities which such Shareholder did not purchase may be purchased by the other Shareholders in proportion to the total number of shares of Common Stock which each such other Shareholder owns or has the right to acquire from the Company compared to the total number of shares of Common Stock which all such other Investors own or have the right to acquire from the Company.

          (b) "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock, issued on or after the date hereof; provided that the term "New Securities" does not include (i) Common
        --------
Stock issued as a stock dividend to holders of Common Stock or upon any stock split, subdivision or combination of shares of Common Stock, (ii) the aggregate number of shares of Common Stock issuable upon exercise of options permitted under the Purchase Agreement, (iii) the Warrant Shares, (iv) Common Stock issued in connection with a Qualified Public Offering, and (v) Common Stock issued in connection with an acquisition, merger or other transaction which has been approved by vote of the Board of Directors, including the affirmative vote of any director designated pursuant to Section 5(a)(i) and (vi) capital stock and rights, options or warrants to purchase and securities of any type whatsoever which are convertible into or exchangeable for capital stock which are outstanding on the date hereof.

          (c) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities and the price and the terms upon which the Company proposes to issue the same. Each Shareholder shall have 10 business days from the date of receipt of any such notice to agree to purchase up to the Shareholder's pro rata share of such New Securities (any over-allotment amount pursuant to the operation of subparagraph (a) hereof) for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (d) In the event any Shareholder fails to exercise in full its preemptive right (after giving effect to the over-allotment provision of subparagraph (a) hereof), the Company shall have 90 days thereafter to sell the New Securities with respect to which the Shareholder's option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. To the extent the Company does not sell all the New Securities without first again offering such securities to the Shareholders in the manner provided above.

          (e) The rights granted to the Shareholders under this Section 9 shall expire immediately prior to, and shall not apply in connection with, the consummation of the first Qualified Public Offering.

   10. Specific Enforcement. Each Shareholder expressly agrees that the Other
       --------------------
Shareholders and the Company may be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, the Other Shareholders and the Company shall, in addition to all other remedies, each be entitled to apply for a temporary or permanent injunction, and/or a decree for specific performance, in accordance with the provisions hereof.

   11. Legend. Each certificate evidencing any of the Shares now owned or
       ------
hereafter acquired by the Shareholders shall bear in addition to any other legends required by other agreements or by law a legend substantially as follows:

   "Any sale, assignment, transfer or other disposition of the shares represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Shareholders' Agreement dated as of March 19, 1997. A copy of said Agreement is on file with the Secretary of the Corporation."

   12. Notices. Notices given hereunder shall be deemed to have been duly given
       -------
on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on Schedule I hereto or such other address as the addressee may subsequently notify the other parties of in writing.

   13. Entire Agreement and Amendments. This Agreement constitutes the entire
       -------------------------------
agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided,
                                                                       --------
however, that Investors owning at least a majority of the Shares owned by all
-------
Investors may effect any such waiver, modification, amendment or termination on behalf of all of the Investors and Management Shareholders owning at least a majority of the Shares owned by all Management Shareholders may effect any such waiver, modification, amendment or termination on behalf of all of the Management Shareholders. Each of the Shareholders represents that he or it is not a party to any other agreement which would prevent him or it from performing his or its obligations hereunder. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

   14. Governing Law; Successors and Assigns. This Agreement shall be governed
       -------------------------------------
by the internal laws of the State of New Jersey without giving effect to the conflicts of laws principles thereof and, except as otherwise provided herein, shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties. Notwithstanding the foregoing, in the event an Investor transfers Shares to an unaffiliated Person, such transferee shall have no rights under this Agreement, other than those granted under Section 9 of this Agreement, and shall not be bound by any of the provisions of this Agreement.

   15. Severability. If any provision of this Agreement shall be held to be
       ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

   16. Captions. Captions are for convenience only and are not deemed to be part
       --------
of this Agreement.

   17. Counterparts. This Agreement may be executed in two or more counterparts,
       ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

MANAGEMENT SHAREHOLDERS:                       COMPANY:

/s/ Mary Kay Brooks                            LOGICAL DESIGN SOLUTIONS, INC.
---------------------------
Mary Kay Brooks                                By: /s/ Mary kay Brooks
                                                   -----------------------
                                                   Name: Mary Kay Brooks
                                                   Title:   President
/s/ Darren Bryden
---------------------------
Darren Bryden                                  INVESTORS:


                                               SUMMIT VENTURES IV, L.P.

                                               By: Summit Partners IV, L.P.,
                                                   its General Partner

                                               By: Stamps Woodsum & Co. IV,
                                                   its General Partner

                                               By: /s/ Kevin Mohan
                                                   -----------------------
                                                   General Partner

                                               SUMMIT INVESTORS III, L.P.

                                               By: /s/ Paul Lozier
                                                   -----------------------
                                                   Authorized Signatory

                                                   /s/ Paul F. Lozier
                                                   -----------------------
                                                   Paul F. Lozier

                                  SCHEDULE 1
                                  ----------

Company
-------

Logical Design Solutions, Inc.
465 South Street
Morristown, New Jersey 07960
Attn: President

Management Shareholders
-----------------------

Mary Kay Brooks
c/o Logical Design Solutions, Inc.
465 South Street
Morristown, New Jersey 07960

Darren Bryden
c/o Logical Design Solutions, Inc.
465 South Street
Morristown, New Jersey 07960

Investors
---------

Summit Investors III, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn: Kevin P. Mohan

Summit Ventures IV, L.P.
600 Atlantic Avenue, Suite 2800
Boston, MA 02210-2227
Attn: Kevin P. Mohan

Paul F. Lozier
40 Dellwood Drive
Madison, NJ 07940